Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S‑3 No. 333‑198889) of Envision Healthcare Holdings, Inc.;
(2)	Registration Statement (Form S‑3 No. 333‑203009) of Envision Healthcare Holdings, Inc.;
(3)

Registration Statement (Form S‑8 No. 333‑190696) pertaining to the Amended and Restated CDRT Holding Corporation Stock Incentive Plan and Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan; and

(4)	Registration Statement (Form S-8 No. 333-203010) pertaining to the Envision Healthcare Holdings, Inc. 2015 Employee Stock Purchase Plan

of our report dated February 29, 2016, with respect to the consolidated financial statements and schedule of Envision Healthcare Holdings, Inc., and the effectiveness of internal control over financial reporting of Envision Healthcare Holdings, Inc. included in this Annual Report (Form 10‑K) of Envision Healthcare Holdings, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Denver, Colorado

February 29, 2016